UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2018 (February 6, 2018)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2018, Insperity, Inc. (the “Company” or “we”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with ZB, N.A. dba Amegy Bank, as administrative agent, and certain financial institutions, as lenders. The Credit Agreement amends and restates the Company’s existing credit agreement, dated as of September 15, 2011 (as amended, the “Existing Credit Agreement”), to, among other things, (i) increase the aggregate principal amount that the Company may borrow under the revolving credit facility thereunder (the “Facility”) to $350 million, (ii) increase the aggregate principal amount to which the Facility may be increased, subject to certain terms and conditions, to $400 million, (iii) increase the swing line loan and letter of credit subfacilities to $30 million each and (iv) reduce the applicable margin related to LIBOR-based loans. The Facility is available for working capital and general corporate purposes.

The Company’s obligations under the Facility are secured by 65% of the stock of the Company’s captive insurance subsidiary and are guaranteed by all of the Company’s domestic subsidiaries. The Facility matures on February 6, 2023. Borrowings under the Facility bear interest at an alternate base rate or LIBOR, at our option, plus an applicable margin. Depending on our leverage ratio (as defined in the Credit Agreement), the applicable margin varies (i) in the case of LIBOR loans, from 1.50% to 2.25% and (ii) in the case of alternate base rate loans, from 0.00% to 0.50%. The alternate base rate is the highest of (x) the prime rate most recently published in The Wall Street Journal, (y) the federal funds rate plus 0.50% and (z) the 30-day LIBOR rate plus 2%.
The Facility contains affirmative and negative covenants, which we believe are customary for arrangements of this nature, and financial covenants limiting the Company’s minimum interest coverage ratio and maximum leverage ratio, as more fully described in the Credit Agreement.
The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2018, Insperity, Inc. issued a press release announcing the company’s financial and operating results for the quarter and year ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	—	Amended and Restated Credit Agreement dated February 6, 2018.
99.1	—	Press release regarding financial and operating results issued by Insperity, Inc. on February 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: February 12, 2018

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